UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
				Washington, DC 20549


					FORM 8-K


		CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OR
		THE SECURITIES EXCHANGE ACT OF 1934


	Date of Report (Date of earliest event reported): October 16, 2002

					Acola Corp.
		(Exact name of registrant as specified in its charter)

	Delaware                    000-30264                  11-3177042
	(State or other jurisdiction  (Commission File Number)  (IRS Employer
	of incorporation                                        Identification
									Number)

				39 Neck Road, Madison, CT 06443
			 (Address of principal executive offices)

					(203) 318-8330
			(Registrant's telephone number, including area code)

		8303 Southwest Freeway, Suite 950, Houston, TX 77074
  		(Former names or former address,if changed from last report)



			Item 1.  Changes in Control of Registrant.

On October 16, 2002, Acola Corp. (the  "Company"), its Chairman, Michael
G. Wirtz, its President, Robert B. Dillon, its former Chairman, Samuel M.Skipper, and other shareholders closed a Settlement Agreement resolving disputes with Donald E. Baxter,M.D., a shareholder and consultant to the Company, who had previously invested $375,000 of his personal funds in the Company's stock. Immediately prior to the closing Messrs. Skipper and Dillon had held a majority of the votes of the Company's Common Stock. Pursuant to the Settlement Agreement, 28,523,400 shares, or 82.0%, of the outstanding Class A Common Stock of the Company and 2,000,000 shares, or 100% of the outstanding Class B Common Stock of the Company were transferred to Global Investment Alliance Inc. ("Global"). Dr. Baxter owns a majority of the common stock of Global. At the closing, Messrs. Wirtz and Dillon resigned as Chairman and President and as the only directors of the Company. Donald E. Baxter, M.D. was appointed as Chairman of the Board of Directors, James N. Baxter was appointed President and Chief Executive Officer and a Director, Hon. Jerry W.Baxter was appointed a Director, and Barbara Brooks-Baxter was appointed Secretary of the Company. Dr. Baxter, an orthopedic surgeon and sports physician, James Baxter,an investment banker and securities attorney, and Jerry Baxter, a Judge in Superior Court of Fulton County Georgia, are brothers. James is married to Barbara Brooks-Baxter, an artist. Global and Donald and James Baxter now control approximately 87.7% of the Company's Common Stock and 97% of the votes.


			Item 5.  Other Events.

The Company's principal executive offices are now located at 39 Neck Road, Madison, CT 06443, and its new telephone number is (203) 318-0330.


			Item 7.  Financial Statements and Exhibits.

	(a)      Financial Statements of business acquired.

				None.

	(b)      Exhibits

	4.1 Settlement Agreement dated as of October 1, 2002 (Exhibit B to the Schedule 13D filed by Global on October 25, 2002 is incorporated by reference.).




				SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 31, 2002

				ACOLA CORP.


				/s/ James N. Baxter
			By:  -------------------------------------
				James N. Baxter
			Chief Executive Officer and President